Exhibit 99.1

[COSI LOGO]
SIMPLY GOOD TASTE


CONTACT:    William Koziel
            (847) 597-8800


          Cosi, Inc. Reports 2008 Fourth Quarter and Full Year Results

DEERFIELD, IL - March 16, 2009 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the fourth quarter ended December 29, 2008 of $(8,370,000), or $(0.21) per basic and diluted common share, compared with the 2007 fourth quarter, when Cosi's net loss was $(6,175,000), or $(0.16) per basic and diluted common share. Cosi reduced its operating loss in the fourth quarter compared with the year-earlier period by 33%, to $(2,086,000) from $(3,123,000), excluding impairment provisions, closed store costs and lease termination costs. Cosi recorded charges of $(6,300,000) and $(2,667,000) in the 2008 and 2007 fourth quarters, respectively, related to asset impairment provisions, closed store costs and lease termination costs.

Cosi's total revenues for the 2008 fourth quarter decreased 7.3% to $30,735,000 from $33,150,000 in the 2007 fourth quarter.

For the 2008 fiscal year ended December 29, 2008, Cosi reported a net loss of $(16,222,000), or $(0.40) per basic and diluted common share, and an operating loss of $(16,046,000). Cosi's 2008 operating loss included $(7,719,000) or $(0.19) per basic and diluted common share in losses from impairment provisions, closed store costs and lease termination costs.

In the 2007 fiscal year ended December 31, 2007, Cosi reported a net loss of $(20,783,000), or $(0.53) per basic and diluted common share, and an operating loss of $(17,717,000). Cosi's 2007 operating loss included $(4,431,000) or $(0.11) in basic and diluted common share in losses from impairment provisions, closed store costs and lease termination costs, partially offset by one-time gains.

Cosi's revenues for the 2008 full year grew 0.8% to $135,579,000 from $134,556,000 in the prior year. Cosi reported that 20 new restaurants were opened in 2008, 19 of which were franchise locations.

James Hyatt, Cosi's President and Chief Executive Officer, said, "While the current stress on the economy, the financial system and the consumer has created a very difficult environment for the restaurant industry, our team remains intensely focused on driving sales and operating margin improvement, and working very closely with our franchise partners for our mutual benefit and the long-term benefit of our shareholders."

2008 Fourth Quarter and Full Year Financial Performance and Restaurant
Economics

Contributing to Cosi's aforementioned 7.3% decrease in fourth quarter revenues as compared to the 2007 fourth quarter revenues was the decline of the Company's restaurant net sales to $29,860,000 from $32,456,000 in the prior year quarter due primarily to 6.2% decrease in comparable restaurant net sales as well as the impact of seven locations closed since the fourth quarter of 2007. Franchise fees and royalties grew to $875,000 in the fourth quarter from $694,000 in the 2007 fourth quarter. During the fourth quarter, Cosi added nine new franchise locations and closed two franchise locations.

Cosi stated that it was able to offset higher restaurant-level costs by successfully exhibiting disciplined corporate expense control. For the fourth quarter, Cosi reported a 220 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the fourth quarter 2007. The increase resulted from a 240 basis point increase in occupancy and other restaurant operating expenses due primarily to the deleveraging impact of the decrease in comparable restaurant net sales on fixed occupancy costs as well higher costs for utilities during the period. Labor and related benefits costs increased 100 basis points over the 2007 fourth quarter and were offset by a 120 basis point decline in the cost of food and beverage.

During the same period, the Company improved by 380 basis points its general and administrative expenses as a percentage of total revenues, to $3,434,000 or 11.2% from $4,979,000 or 15.0% in the fourth quarter 2007.

For the full year, Cosi saw restaurant net sales increase to $132,501,000 in 2008, up from $132,414,000 in 2007. Franchise fees and royalties grew 43.7% on the year, to $3,078,000 for 2008 from $2,142,000 a year earlier.

Costs and expenses of Company-owned restaurant operations as a percentage of restaurant net sales for 2008 were comparable with the previous year. Labor and related benefits as a percentage of restaurant net sales decreased by 50 basis points compared to the previous year reflecting the improvement in labor costs resulting from better deployment of partners during peak and non-peak hours of operations. Cosi also reported a 60 basis point decrease in food and beverage cost due primarily to menu price increases taken during the 2008 second quarter. The decreases in labor and food and beverage costs were offset by a 110 basis point increase in occupancy and other restaurant operating expenses as a percentage of restaurant net sales.

Cosi demonstrated continued corporate expense control over the course of the year, as general and administrative expense decreased 240 basis points as a percentage of restaurant net sales to 14.7%, compared with 17.1% in 2007. Included in general and administrative expense for 2008 were one-time litigation costs and severance related to workforce reductions of approximately $2,400,000.

Cosi reported that as of December 29, 2008 it had cash, cash equivalents, and short-term investments of $5,589,000 and virtually no debt other than lease obligations.

Development Performance

Cosi finished the year with a total of 151 locations consisting of 101 Company-owned locations and 50 franchised locations. It opened one Company-owned location and 19 franchised locations during 2007. Seven Company-owned and three franchise locations were closed during the year.

Subsequent to the 2008 fiscal year end, one additional franchise location opened while three Company-owned and three franchise locations were closed.

Investor Teleconference

Given the ongoing efforts of the special committee of independent directors to review and evaluate strategic alternatives, as previously announced, as well as the uncertainty of the macroeconomic environment and its impact on the general business climate, Cosi is temporarily suspending its quarterly investor calls. Management will continue to focus all of its efforts on creating shareholder value through revenue growth and improvements in operating margin while also supporting the continued growth of our franchise system.

About Cosi, Inc.

Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 98 Company-owned and 48 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi w/hearth design," "Simply Good Taste" and related marks are registered trademarks of Cosi, Inc.

Copyright (C) 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

       Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

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
                                                       Cosi, Inc.
                                               Consolidated Balance Sheets
                                      As of December 29, 2008 and December 31, 2007
                                                 (dollars in thousands)

                                                                            December 29, 2008         December 31, 2007
                                                                           ---------------------     --------------------
Assets
Current assets:
    Cash and cash equivalents                                               $             5,589       $            6,309
    Accounts receivable, net                                                                916                      658
    Inventories                                                                             998                    1,045
    Prepaid expenses and other current assets                                             3,650                    3,796
    Assets held for sale                                                                      -                      122
    Assets of discontinued operations                                                         -                       35
                                                                           ---------------------     --------------------
              Total current assets                                                       11,153                   11,965

Furniture and fixtures, equipment and leasehold improvements, net                        29,779                   42,477
Intangibles, security deposits and other assets                                           1,849                    1,970
                                                                           ---------------------     --------------------
              Total assets                                                  $            42,781       $           56,412
                                                                           =====================     ====================

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                                        $             3,378       $            2,106
    Accrued expenses                                                                      9,835                    9,014
    Deferred franchise revenue                                                              149                      783
    Current liabilities of discontinued operations                                            4                      285
    Current portion of other long-term liabilities                                          668                      465
                                                                           ---------------------     --------------------
              Total current liabilities                                                  14,034                   12,653

    Deferred franchise revenue                                                            2,545                    2,730
    Other long-term liabilities, net of current portion                                   7,176                    7,183
                                                                           ---------------------     --------------------
              Total liabilities                                                          23,755                   22,566
                                                                           ---------------------     --------------------

Commitments and contingencies

Stockholders' equity:
    Common stock - $.01 par value; 100,000,000 shares authorized,
      40,663,189 and 41,052,170 shares issued, respectively                                 407                      411
    Additional paid-in capital                                                          276,593                  275,187
    Treasury stock, 239,543 shares at cost                                               (1,198)                  (1,198)
    Accumulated deficit                                                                (256,776)                (240,554)
                                                                           ---------------------     --------------------
              Total stockholders' equity                                                 19,026                   33,846
                                                                           ---------------------     --------------------
              Total liabilities and stockholders' equity                    $            42,781       $           56,412
                                                                           =====================     ====================

The accompanying notes are an intergral part of these consolidated financial statements.
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
                                                         Cosi, Inc
                                           Consolidated Statements of Operations
                   For the Three and Twelve Month Periods Ended December 29, 2008 and December 31, 2007
                                       (dollars in thousands, except per share data)

                                                                  Three Months Ended                    Twelve Months Ended
                                                              December 29,      December 31,        December 29,      December 31,
                                                                  2008              2007                2008              2007
                                                            ----------------  ----------------    ----------------  ---------------
Revenues:
      Restaurant net sales                                   $       29,860    $       32,456      $      132,501    $     132,414
      Franchise fees and royalties                                      875               694               3,078            2,142
                                                            ----------------  ----------------    ----------------  ---------------
         Total revenues                                              30,735            33,150             135,579          134,556
                                                            ----------------  ----------------    ----------------  ---------------

Costs and expenses:
      Cost of food and beverage                                       6,827             7,811              30,235           30,972
      Restaurant labor and related benefits                          10,818            11,438              45,375           45,995
      Occupancy and other restaurant operating expenses               9,652             9,699              39,821           38,369
                                                            ----------------  ----------------    ----------------  ---------------
                                                                     27,297            28,948             115,431          115,336
      General and administrative expenses                             3,434             4,979              19,966           22,973
      Depreciation and amortization                                   2,090             2,273               8,409            8,823
      Restaurant pre-opening expenses                                     -                73                 100              710
      Provision for losses on asset impairments
         and disposals                                                6,031             2,535               7,099            3,845
      Closed store costs                                                 16                62                  69              262
      Lease termination expense, net                                    253                70                 551              347
      Gain on sale of assets                                              -                 -                   -              (23)
                                                            ----------------  ----------------    ----------------  ---------------
         Total costs and expenses                                    39,121            38,940             151,625          152,273
                                                            ----------------  ----------------    ----------------  ---------------
         Operating loss                                              (8,386)           (5,790)            (16,046)         (17,717)
Interest income                                                          12                75                 102              524
Interest expense                                                         (2)              (36)                 (7)             (42)
Other income                                                              6               (11)                 41              705
                                                            ----------------  ----------------    ----------------  ---------------
         Total other income (expense)                                    16                28                 136            1,187
                                                            ----------------  ----------------    ----------------  ---------------
         Loss from continuing operations                             (8,370)           (5,762)            (15,910)         (16,530)
                                                            ----------------  ----------------    ----------------  ---------------
Discontinued operations:
      Operating loss from discontinued operations                         -              (138)               (224)            (903)
      Asset impairments of discontinued operations                        -              (275)                (88)          (3,350)
                                                            ----------------  ----------------    ----------------  ---------------
         Loss from discontinued operations                                -              (413)               (312)          (4,253)
                                                            ----------------  ----------------    ----------------  ---------------
         Net loss                                            $       (8,370)   $       (6,175)     $      (16,222)   $     (20,783)
                                                            ================  ================    ================  ===============

Per Share Data:
    Loss per share, basic an diluted
      Continuing operations                                  $        (0.21)   $        (0.15)     $        (0.40)   $       (0.42)
      Discontinued operations                                $            -    $        (0.01)     $            -    $       (0.11)
                                                            ----------------  ----------------    ----------------  ---------------
         Net loss                                            $        (0.21)   $        (0.16)     $        (0.40)   $       (0.53)
                                                            ================  ================    ================  ===============

      Weighted average common shares outstanding                 40,249,372        39,790,233          40,078,511       39,332,226
                                                            ================  ================    ================  ===============

The accompanying notes are an intergral part of these consolidated financial statements.
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
Cosi, Inc.
Results of Operations as a Percent of Revenues

                                                                  Three Months Ended                     Twelve Months Ended
                                                             December 29,      December 31,         December 29,      December 31,
                                                                 2008              2007                 2008              2007
                                                           ---------------   ---------------      ---------------   ---------------
Revenues:
    Restaurant net sales                                             97.2 %            97.9  %              97.7 %            98.4 %
    Franchise fees and royalties                                      2.8               2.1                  2.3               1.6
                                                           ---------------   ---------------      ---------------   ---------------
      Total revenues                                                100.0             100.0                100.0             100.0
                                                           ---------------   ---------------      ---------------   ---------------
Cost and expenses:
    Cost of food and beverage (1)                                    22.9              24.1                 22.8              23.4
    Restaurant labor and related benefits (1)                        36.2              35.2                 34.2              34.7
    Occupancy and other restaurant operating expenses (1)            32.3              29.9                 30.1              29.0
                                                           ---------------   ---------------      ---------------   ---------------
                                                                     91.4              89.2                 87.1              87.1
General and administrative expenses:                                 11.2              15.0                 14.7              17.1
    Depreciation and amortization                                     6.8               6.9                  6.2               6.6
    Restaurant pre-opening expenses                                                     0.2                  0.1               0.5
    Provision for losses on asset impairments and disposals          19.6               7.6                  5.2               2.9
    Closed store costs                                                0.1               0.2                  0.1               0.2
    Lease termination expense, net                                    0.8               0.2                  0.4               0.3
    Gain on sale of assets                                              -                 -                    -                 -
                                                           ---------------   ---------------      ---------------   ---------------
      Total costs and expenses                                      127.3             117.5                111.8             113.2
                                                           ---------------   ---------------      ---------------   ---------------
Operating loss                                                      (27.3)            (17.5)               (11.8)            (13.2)
Other income (expense):
    Interest income                                                     -               0.1                    -               0.4
    Other income                                                        -                 -                    -               0.5
                                                           ---------------   ---------------      ---------------   ---------------
      Loss from continuing operations                               (27.3)            (17.4)               (11.8)            (12.3)
Discontinued operations:
    Operating loss from discontinued operations                                        (0.4)                (0.2)             (0.7)
    Asset imparments of discontinued operations                                        (0.8)                   -              (2.4)
                                                           ---------------   ---------------      ---------------   ---------------
      Loss from discontinued operations                                 -              (1.2)                (0.2)             (3.1)
                                                           ---------------   ---------------      ---------------   ---------------
      Net loss                                                      (27.3)            (18.6)               (12.0)            (15.4)
                                                           ===============   ===============      ===============   ===============

(1) These are expressed as a pecentage of restaurant net sales versus all other items expressed as a percentage of total revenues.
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
                                                                         Fiscal Year
                                         2008                                2007                                2006
                          ---------------------------------   ---------------------------------   ---------------------------------
                           Company-                            Company-                            Company-
                            Owned     Franchise     Total       Owned     Franchise     Total       Owned     Franchise     Total
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Restaurants at beginning
of period                    107    c     34         141         110    b     13         123          96    a      5         101
New restaurants opened         1          19          20           6          22          28          21           8          29
Restaurants permanently
closed                         7           3          10           9           1          10           7           -           7
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Restaurants at end of
period                       101          50         151         107    c     34         141         110    b     13         123
                          =========   =========   =========   =========   =========   =========   =========   =========   =========

a - Includes six locations that are classified as discontinued operations.
b - Includes nine locations that are classified as discontinued operations.
c - Includes three locations that are classified as discontinued operations.